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                                                                    Exhibit 23.1



                          INDEPENDENT AUDITOR'S CONSENT





We consent to the use in the Registration Statement of Navidec, Inc. of our report dated February 28, 2003, accompanying the financial statements of Navidec, Inc. contained in such Registration Statement, and to the use of our name and the statements with respect to us, as appearing under the heading "Experts" in the Prospectus.



/s/ HEIN + ASSOCIATES LLP

HEIN + ASSOCIATES LLP

Denver, Colorado
March 28, 2003